EXHIBIT 2.3


                   AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT


         Amendment No. 2 to Asset Purchase Agreement entered into this __ day of August, 1998 by and among American United Global, Inc. ("AUGI"), Connectsoft Communications Corporation ("CCC"), Connectsoft Holding Corp. ("Connectsoft") and Executive TeleCard, Ltd. ("EXTEL") and C-Soft Acquisition Corp. (the "Buyer").

         WHEREAS, AUGI, CCC, Connectsoft, EXTEL and the Buyer entered into an Asset Purchase Agreement dated July 10, 1998, which was subsequently amended on July 30, 1998 (the "Purchase Agreement"); and

         WHEREAS, the parties desire to make certain amendments to the Purchase Agreement.

         NOW THEREFORE, the parties hereto do hereby agree as follows:

         1. The last sentence of Section 11.1 of the Purchase Agreement shall be amended to read as follows:

            "If, notwithstanding the parties' best efforts, such conditions shall not have been satisfied by such date, then the Closing Date shall be extended to the date that is three (3) Business days after the satisfaction of all such conditions, but which shall not in any case be later than September 15, 1998 ("Outside Closing Date"), unless the parties hereto agree in writing otherwise."

         2. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Purchase Agreement. All other terms and provisions of the Purchase Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

         3. This Amendment No. 2 to Purchase Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement. The descriptive headings in this Amendment No. 2 to Purchase Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         4. This Amendment No. 2 to Purchase Agreement is governed by, and shall be construed in accordance with, the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Purchase Agreement on and as of the date first set forth above.

                            AMERICAN UNITED GLOBAL, INC.


                            By:_________________________________________
                               Name:
                               Title:



                            CONNECTSOFT COMMUNICATIONS
                            CORPORATION


                            By:_________________________________________
                               Name:
                               Title:


                            CONNECTSOFT HOLDING CORP.


                            By:_________________________________________
                               Name:
                               Title:


                            C-SOFT ACQUISITION CORP.


                            By:_________________________________________
                               Name:
                               Title


                            EXECUTIVE TELECARD, LTD.


                            By:_________________________________________
                               Name:
                               Title



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